UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2006
QUANTUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-13449	94-2665054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1650 Technology Drive, Suite 800, San Jose, CA	95110
(Address of principal executive offices)	(Zip Code)

408-944-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[X]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition

On July 26, 2006, Quantum Corporation issued a press release announcing earnings for its first fiscal quarter of 2007, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

ITEM 8.01 Other Events

The attached press release is also filed pursuant to Rule 425 under the Securities Act of 1933 and deemed filed pursuant to Rule 14a-12 under the Securities Exchange Act of 1934.

ITEM 9.01 Financial Statements and Exhibits

            (c) Exhibits

                 Exhibit 99.1 - Press Release, dated July 26, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

By:	/s/ SHAWN HALL
Shawn Hall Vice President, General Counsel and Secretary

Dated:    July 26, 2006

EXHIBIT INDEX

Exhibit 99.1   Press release, dated July 26, 2006.

Exhibit 99.1   Press release, dated July 26, 2006.

QUANTUM CORPORATION REPORTS FISCAL FIRST QUARTER RESULTS

SAN JOSE, Calif., July 26, 2006 - Quantum Corp. (NYSE:DSS), a global leader in storage, today announced that revenue for its fiscal first quarter (FQ1’07), ended June 30, 2006, was $187 million. This was down 10 percent from the same quarter last year (FQ1’06), partly due to a greater-than-expected decline in sales of legacy products and general weakness in OEM sales. In addition, revenues were negatively impacted by two unusual factors – end-of-life product transitions resulting from the need to comply with theEuropean directive on the restriction of use of certain hazardous substances (RoHS) and the effect on media royalties of a price increase by a major OEM.

Despite the lower-than-anticipated revenues, Quantum’s bottom-line results for the June quarter were within the expected range it had communicated in its May earnings announcement. The company had a GAAP net loss of $3.6 million, or 2 cents per diluted share, an improvement over the 3-cent loss per diluted share in the comparable quarter last year. On a non-GAAP basis, Quantum achieved net income of $3.7 million, or 2 cents per diluted share for FQ1’07, up 2 cents per diluted share over FQ1’06. (For a reconciliation of GAAP to non-GAAP figures, please see the accompanying tables under the section on “Use of Non-GAAP Financial Measures.”)

“While we are clearly disappointed with our overall revenue performance, we increased our branded product revenue nine percent over the same quarter last year, and our earnings per share were still within the range we had expected,” said Rick Belluzzo, chairman and CEO of Quantum. “This reflects the work we’ve done over the last year to further improve our underlying cost structure, enhance the competitiveness of our product portfolio and strengthen our channel program. With the acquisition of ADIC, we will be able to build on this foundation to increase revenue and profits.”

The GAAP and non-GAAP gross margin rates in the June quarter were in line with the guidance Quantum provided in its May earnings announcement and roughly flat with the comparable quarter last year. The GAAP gross margin rate was 28 percent, and the non-GAAP gross margin rate was 30 percent. GAAP and non-GAAP operating expenses in FQ1’07 were $55 million and $52 million, respectively, down from the comparable expense levels of $62 million and $60 million in the same quarter last year.

As previously announced when the company reported its fiscal year 2006 earnings results in May, Quantum moved to single segment reporting beginning with FQ1’07. Product revenue in the June quarter totaled $159 million, down from $176 million in FQ1’06. Along with general weakness in OEM sales, much of this revenue decline was due to the end-of-life product transitions related to RoHS compliance. This resulted in significantly lower shipments of Quantum’s DDS-4, DLT VS80, SDLT 320, and LTO-1 tape drives and its older ValueLoader™ and SuperLoader™ products.

Despite the product revenue challenges Quantum faced, there were several highlights in the June quarter. Total LTO tape drive shipments grew more than 50 percent over FQ1’06. Tape automation shipments increased 16 percent year-over-year, and Quantum’s share of tape automation products sold through North American distribution channels reached its highest point in 3 years. Quantum’s DX-Series virtual tape libraries also continued to show momentum, with shipments up nearly 20 percent from the same quarter last year.

In addition, several new Quantum products introduced since last summer demonstrated solid sequential growth in FQ1’07. For example, SuperLoader 3 shipments increased 29 percent over the prior quarter, offsetting most of the volume decline in the older ValueLoader and SuperLoader products that it replaced. In part, the increased SuperLoader 3 shipments reflected strong momentum in sales of the product with Quantum’s new DLT-V4 tape drive, an example of the tremendous value the company can provide to customers by combining its tape drives and tape automation. Quantum’s new PX500 Series midrange library platform also continued to gain traction in the June quarter, with shipments up 11 percent sequentially and outpacing FQ1’06 unit sales of the M-Series platform it replaced by 14 percent. Another new product that ramped well in the June quarter was Quantum’s GoVault™ removable disk drive storage solution – shipments jumped six-fold in its first full quarter of availability, as IBM began shipping the product.

Revenue from tape media royalties totaled $28 million in FQ1’07, down about $3 million from FQ1’06. The decline in media royalties resulted from a price increase implemented by a large OEM that had been announced in the fourth quarter of fiscal year 2006 (FQ4’06). This increase created a series of inventory impacts, including the “pull-forward” and associated buildup of channel inventory in FQ4’06, which in turn led to lower royalty-generating sales of most media products, particularly DLTtape® IV and Super DLTtape I. However, royalty revenues are expected to return to normalized trends in the current quarter.

Because the ADIC acquisition is expected to close in August, Quantum did not provide guidance for the current quarter ending in September. However, the company said that it will focus on five priorities for the remainder of fiscal year 2007, following the close of the acquisition:

•	Continuing to strengthen Quantum’s operational foundation, leveraging the added scale of ADIC;
•	Integrating Quantum’s and ADIC’s sales and marketing capabilities to drive revenue growth and gross margin improvements across the combined company’s tape drive and automation portfolio;
•	Building a leadership position in disk-based data protection systems through aggressive product introductions that combine technology from both Quantum and ADIC;
•	Capitalizing on new growth opportunities, including those provided by Quantum’s GoVault solution and ADIC’s software business; and
•	Delivering on the targeted level of synergies to cover Quantum’s debt service costs and increase profitability.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release – which are non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net income and non-GAAP net income per share – exclude the impact of amortization of acquisition-related intangible assets and share-based compensation charges, both non-cash charges. There are limitations in using non-GAAP financials measures as the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.

Quantum believes that the non-GAAP financial measures provide useful and supplemental information to investors regarding its quarterly financial performance. Quantum management regularly uses non-GAAP financial measures internally to understand, manage, and evaluate the company’s business results and make operating decisions. For the same reasons, Quantum management also uses this information in its budgeting and forecasting activities.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material impact on the company’s reported financial results and, therefore, should not be relied upon as the sole financial measures to evaluate the company. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Non-GAAP Gross Margin and Gross Margin Rates

The calculation of non-GAAP gross margin is described in the table below. Non-GAAP gross margin excludes $4.1 million in amortization of intangibles related to the acquisition of technologies and $0.3 million in share-based compensation charges, each for the three months ended June 30, 2006. These items are excluded from the gross margin because the amounts are non-cash, and excluding such expenses provides investors and management with better visibility into the components of cost of revenue and operating expenses.

	Three months ended	Gross Margin Rate
(In thousands)	June 30, 2006

Gross margin on a GAAP basis	$52,025	27.9%
Add: Amortization of intangibles	4,131	2.2%
Add: Share-based compensation charges	251	0.1%

Gross margin on a non-GAAP basis	$56,407	30.2%

Non-GAAP Operating Expenses

The calculation of non-GAAP operating expenses is described in the table below. It excludes the amortization of intangibles related to the acquisition of technologies, trademarks and customer list assets of $1.4 million in operating expenses and share-based compensation charges of $1.5 million in operating expenses, each for the three months ended June 30, 2006. These items are excluded from operating expenses for the same reasons they are excluded from non-GAAP gross margin described above.

Three months ended
(In thousands)	June 30, 2006

Operating expenses on a GAAP basis	$55,387
Less: Amortization of intangibles	1,406
Less: Share-based compensation charges	1,527

Operating expenses on a non-GAAP basis	$52,454

Non-GAAP Net Income

The calculation of non-GAAP net income is described in the table below. Because gross margin and operating expenses are included in the net income calculation, the net income calculation excludes the amounts for amortization of intangibles and share-based compensation charges as described for gross margin and operating expenses above.

Three months ended
(In thousands)	June 30, 2006

Net loss on a GAAP basis	$(3,576)
Add: Amortization of intangibles	5,537
Add: Share-based compensation charges	1,778

Net income on a non-GAAP basis	$3,739

Non-GAAP Net Income per Share

The calculation of non-GAAP net income per share is described in the table below. The net income per share calculation excludes the amounts for amortization of intangibles and share-based compensation charges as described for net income above.

Three months ended
(In thousands, except per-share amounts)	June 30, 2006

Net loss per share on a GAAP basis	$(0.02)
Add: Amortization of intangibles	0.03
Add: Share-based compensation charges	0.01

Net income per share on a non-GAAP basis	$0.02

Shares used to compute GAAP basis diluted net loss per share	188,198
Shares used to compute non-GAAP basis diluted net income per share	189,222

Conference Call and Audio Webcast Notification

Quantum will hold a conference call today, July 26, 2006, at 2:00 p.m. PDT, to discuss its fiscal first quarter results. Press and industry analysts are invited to attend in listen-only mode. Dial-in number: (303) 262-2139 (U.S. & International). Quantum will provide a live audio webcast of the conference call beginning today, July 26, 2006, at 2 p.m. PDT. Site for the webcast and related information: http://investors.quantum.com/.

About Quantum

Quantum Corp. (NYSE:DSS), a global leader in storage, delivers highly reliable backup, recovery and archive solutions that meet demanding requirements for data integrity and availability with superior price/performance and comprehensive service and support. Quantum offers customers of all sizes an unparalleled range of solutions, from leading tape drive and media technologies, autoloaders and libraries to disk-based backup systems. Quantum is the world's largest volume supplier of tape automation, one of the leading providers of tape drives, and a pioneer in the development of disk-based systems optimized for backup and recovery. Quantum Corp., 1650 Technology Drive, Suite 700, San Jose, CA 95110, (408) 944-4000, www.quantum.com.

###

Quantum, the Quantum logo, DLT and DLTtape are trademarks of Quantum Corporation registered in the United States and other countries. SDLT, SuperLoader, ValueLoader, GoVault and DX are trademarks of Quantum Corporation. All other trademarks are the property of their respective owners.

"Safe Harbor" Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, without limitation, statements relating to: (1) our expectation that with the acquisition of ADIC, we will be able to build on this foundation to increase revenue and profits; (2) the timing of the close of the ADIC acquisition; (3) our priorities for the remainder of fiscal year 2007; (4) our expectations that the ADIC transaction will be up to 15 cents accretive to Quantum on a cash earnings per share basis, with annual cost synergies of approximately $45 million in the first full year of combined operations; and (5) our expectations regarding our future royalty revenue are forward-looking statements within the meaning of the Safe Harbor. These statements are based on management's current expectations and are subject to certain risks and uncertainties. As a result, actual results may differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially from those described herein include, but are not limited to: (a) the failure to receive approval from ADIC's stockholders for the acquisition; (b) challenges in successfully integrating ADIC, its products and its employees into Quantum and in achieving expected synergies; (c) the failure to compete successfully in the highly competitive and rapidly changing marketplace for backup, recovery, archive and other storage products and services; (d) difficulties in retaining ADIC's key employees; (e) our ability to successfully execute to our product roadmaps and timely ship our products; (f) the risk that lower volumes and continuing price and cost pressures could lead to lower gross margin rate; (g) media royalties from media manufacturers coming in at lower levels than expected; (h) operational risks associated with the changes being made to our manufacturing infrastructure; and (i) acceptance of, or demand for, our products being lower than anticipated. More detailed information about these risk factors, and additional risk factors, are set forth in Quantum's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled "Risk Factors" on pages 21 to 24 in Quantum's Form S-4 filed with the SEC on July 20, 2006 and those risks and uncertainties listed in the section entitled "Risk Factors" on pages 14 to 25 in Quantum's Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 12, 2006. Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

On July 20, 2006, Quantum filed with the SEC a Registration Statement on Form S-4 in connection with the acquisition by Quantum of ADIC, and, on July 21, 2006, ADIC mailed to its stockholders a Proxy Statement/Prospectus in connection with the transaction. The Registration Statement and the Proxy Statement/Prospectus contain important information about Quantum, ADIC, the transaction and related matters. Investors and stockholders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully. Investors and stockholders can obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC by Quantum and ADIC through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders can obtain free copies of the Registration Statement and the Proxy Statement/Prospectus from Quantum by contacting Investor Relations at (408) 944-4450 or IR@quantum.com, or from ADIC by contacting Stacie Timmermans at (425) 881-8004 or stacie.timmermans@adic.com.

Quantum and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of ADIC in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein is included in the Proxy Statement/Prospectus described above.

QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per-share amounts)

	Three Months Ended

	June 30, 2006	June 27, 2005

Product revenue	$159,044	$176,094
Royalty revenue	27,551	30,543

Total revenue	186,595	206,637

Cost of revenue	134,570	149,195

Gross margin	52,025	57,442

Operating expenses:
Research and development	24,083	29,182
Sales and marketing	20,960	21,808
General and administrative	10,261	10,789
Restructuring charges (reversals)	83	(78)

	55,387	61,701

Loss from operations	(3,362)	(4,259)
Interest income and other, net	1,963	2,174
Interest expense	(2,162)	(2,791)

Loss before income taxes	(3,561)	(4,876)
Income tax provision	15	601

Net loss	$(3,576)	$(5,477)

Net loss per share
Basic	$(0.02)	$(0.03)
Diluted	$(0.02)	$(0.03)

Weighted average common and common equivalent shares
Basic	188,198	182,868
Diluted	188,198	182,868

QUANTUM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2006	March 31, 2006

Assets
Current assets:
Cash and cash equivalents	$70,985	$123,298
Short-term investments	141,173	99,975
Accounts receivable, net of allowance for
doubtful accounts of $7,778 and $7,843, respectively	118,958	114,020
Inventories	87,651	88,963
Service inventories	63,528	57,316
Deferred income taxes	7,425	7,422
Other current assets	35,739	30,869

Total current assets	525,459	521,863

Long-term assets:
Property and equipment, net	34,925	38,748
Purchased technology, net	36,625	41,237
Other intangible assets, net	7,647	8,572
Goodwill	47,178	47,178
Other assets	7,553	5,746

Total long-term assets	133,928	141,481

	$659,387	$663,344

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$69,344	$67,306
Accrued warranty	30,242	32,422
Accrued restructuring charges	5,916	13,019
Other accrued liabilities	104,477	102,531

Total current liabilities	209,979	215,278

Deferred income taxes	6,961	6,995
Convertible subordinated debt	160,000	160,000
Stockholders' equity	282,447	281,071

	$659,387	$663,344